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                                                                 EXHIBIT 10.3


July 15, 2002

Mr. Robert A. Naglick
Chief Financial Officer
JPE, Inc.
1030 Doris Road
Auburn Hills, MI 48326

      Re:  Completion Bonus

Dear Bob:

As you are aware, we intend to begin the process of assessing strategic alternatives for JPE (the "Company") and its subsidiaries. During this time, we want senior management to perform their duties without being influenced by the uncertainties of a possible Change of Control (as defined below). In that connection the Company hereby offers you the opportunity to receive a completion bonus award, in accordance with the terms and conditions set forth below.

If you are employed by the Company on the date of a Change of Control and you used your best efforts to perform your duties to the Company prior to the Change of Control, you shall be entitled to a completion bonus in the amount of $66,875.00 (the "Completion Bonus"), payable as soon as administratively possible after the occurrence of the Change of Control.

For purposes of this letter agreement, the term "Change of Control" means (i) that any person or entity, including a "group" (within the meaning of Rule 13d-1 under the Securities Exchange Act of 1934, as amended ("Exchange Act")), but excluding any private equity fund managed by Questor Management Company, LLC ("Questor"), any affiliate of any such fund and any group of which any such fund or affiliate may be a member, becomes (in one transaction or in a series of related transactions) the beneficial owner of all or substantially all of the shares of the Company held by QP Acquisition #2, Inc., or (ii) that any one or more persons or entities, including a "group" (within the meaning of Rule 13d-1 under the Exchange Act), but excluding any private equity fund managed by Questor, any affiliate of any such fund and any group of which any such fund or affiliate may be a member, becomes the owner of all or substantially all of assets of the Company (in one transaction or in a series of transactions).

Notwithstanding the foregoing, the Company shall not be obligated to pay you the Completion Bonus unless you have executed and delivered to the Company a further agreement, in form and substance satisfactory to the Company, to be prepared at the time of payment of the Completion Payment, that shall provide (i) an unconditional release of all claims, charges, complaints and grievances, whether known or unknown to you, against the Company or any of its affiliates, through the date of payment of the Completion Bonus; and (ii) an undertaking to maintain the confidentiality of such agreement.

Also enclosed is an Executive Severance Agreement which provides severance for you in the event your services are not required upon a Change of Control. This letter agreement and attached Executive Severance Agreement contain the entire agreement of the parties relating to the subject matter hereof and supersedes any prior written or oral agreements or understandings relating to the same subject matter.

Unless required by law, regulation, or court order, you agree to keep the terms of this letter agreement strictly confidential. Notwithstanding the foregoing, you may disclose the terms to your attorney or other professional advisors as necessary for the purposes of obtaining legal, tax, or financial advice, so long as such persons agree to maintain the confidentiality of the information.

No provision of this letter agreement may be amended unless such amendment is signed by you and such officer as may be specifically designated by the Board of Directors of the Company to sign on its behalf.



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The validity, interpretation, construction, and performance of this letter agreement shall be governed by the laws of the United States where applicable and otherwise by the laws of the State of Michigan (without reference to the principles of conflict of laws).

This letter agreement shall be effective from the date the last party signs the agreement until June 30, 2003, at which time it shall automatically terminate, unless amended by the parties.

Please acknowledge your agreement to the terms of this letter agreement by signing below.


Sincerely,

/s/ David L. Treadwell

David L. Treadwell
Chairman & CEO


Acknowledged and Agreed to:



/s/ Robert A. Naglick
---------------------
Robert A. Naglick
Dated:


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